SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 12, 2002
                Date of Report (Date of earliest event reported)


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                       333-54996                88-047-0235
(State or other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


                         8930 E. Raintree Dr. Ste: 100
                             Scottsdale, AZ. 85260
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 480-444-0081


                       5100 N.Federal Highway, Suite: 201
                            Ft. Lauderdale, FL 33308
          (Former name of former address, if changed since last report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT:

     On February 6, 2002 an 8-K Filing disclosed a change in control of the Officers and Directors of Palomar Enterprises, Inc. It named Arnold Wenzloff as President and CEO, Kyle Arneson as Corporate Secretary and Director, and Carl MacBride as a Director. This transaction has now been nullified and all stock previously issued to these individuals will be cancelled. The new President and Director will be Terry W. Neild of Scottsdale, Arizona.

ITEM 5. OTHER EVENTS:

     The company will continue in its announced business of "acquiring distressed debt from Financial Institutions that fit into its' business plan and goals, as well as enter into agreements with diversified entities for the purpose of expanding its' debt collection business".

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     It was previously stated in the 8-K Filing of February 6, 2002 that Anthony
J. Wiser had resigned. In fact Anthony J. Wiser has resigned effective today, April 12, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PALOMAR ENTERPRISES, INC.

Dated: April 12, 2002                 By: /s/  Terry W. Neild
                                         ----------------------------------
                                         Terry W. Neild